Exhibit 99.1

Elite Express Holding Inc. Reports First Quarter 2026 Results

LAGUNA HILLS, Calif., April 13, 2026 (GLOBE NEWSWIRE) – Elite Express Holding Inc. (“ETS” or the “Company”) (Nasdaq CM: ETS), a California-based provider of last-mile delivery services, today reported results for the quarter ended February 28, 2026.

For the quarter ended February 28, 2026, the Company reported revenue of $805,298, representing a 16.3% increase compared with the same period in 2025. The Company reported a net loss of $110,104, representing a 46.3% improvement compared with the net loss of $204,999 for the same period in 2025.

Yidan Chen, ETS’s CEO commented, “Our first quarter of fiscal 2026 reflects continued operational momentum following our transition to a public company. We achieved 16.3% year-over-year revenue growth while significantly reducing our net loss by 46.3%, demonstrating improved operating efficiency.

“We benefited from stronger delivery volumes, optimized route management, fleet utilization, and labor efficiency. Supported by resilient e-commerce demand, we believe ETS is well positioned to strengthen financial performance and deliver long-term shareholder value.

First Quarter 2026 Financial Results

For the three months ended February 28, 2026, the Company reported revenue of $805,298, representing an increase of $113,155, or 16.3%, compared with $692,143 for the three months ended February 28, 2025. Activity-based revenue accounted for $621,336, or 77.1% of total revenue, during the three months ended February 28, 2026, compared with $538,851, or 77.9% of total revenue, for the same period in the prior year. Fixed revenue, including weekly service charges and branding-related revenue, increased from $152,794 for the three months ended February 28, 2025 to $159,607 for the three months ended February 28, 2026. This increase primarily reflected our continued emphasis on operational throughput under the FedEx ISP structure. Other Pickup and Delivery revenue increased from $498 for the three months ended February 28, 2025 to $24,355 for the three months ended February 28, 2026, representing an increase of $23,857, or 4,789.2%. The increase was primarily attributable to improved operational performance during the quarter, which resulted in the Company receiving a one-time performance-based bonus from FedEx.

The Company also reported cost of revenue of $647,933 for the three months ended February 28, 2026, compared with $724,550 for the three months ended February 28, 2025, representing a decrease of $76,617, or 10.6%. The decrease was primarily driven by lower vehicle repair and maintenance costs and reduced depreciation expense as certain fleet assets reached the end of their depreciation schedules.

For the three months ended February 28, 2026, the Company reported gross profit of $157,365, compared with a gross loss of $32,407 for the three months ended February 28, 2025, representing an improvement of $189,772. Gross margin improved to 19.4% for the three months ended February 28, 2026, compared with negative 4.7% in the prior-year period. The improvement was primarily attributable to lower vehicle repair and maintenance expenses and reduced depreciation expense as certain fleet assets became fully depreciated during the period.

General and administrative expenses for the Company increased by $180,987, or 63.8%, to $464,606 for the three months ended February 28, 2026, from $283,619 for the three months ended February 28, 2025. The increase was mainly due to (i) $49,838 in legal and accounting fees, primarily related to audit services, financial reporting, and SEC and regulatory compliance related to our transition to a public company; (ii) $82,851 in payroll expenses associated with personnel supporting corporate governance, internal controls, and administrative operations that were not incurred in the comparable Predecessor period; and (iii) a $48,298 increase in other expenses.

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653

During the three months ended February 28, 2026, the Company’s loans receivable portfolio, which was originated during fiscal 2025, generated interest income of $198,737. The loans were extended to unrelated third-party business partners to provide short-term funding support for new venture testing, while enabling the Company to optimize returns on temporarily unallocated IPO proceeds prior to deployment into operating investments. Each loan bears interest at an annual rate of 8% and is scheduled to mature in May 2026, reflecting the agreed extension of the original terms. During the three months ended February 28, 2026, the Company received principal repayments totaling $50,000, and subsequent to the quarter, additional principal repayments of $100,000 were collected. All loans remain secured by irrevocable personal unlimited joint and several liability guarantees provided by the shareholders or chief executive officers of the respective borrowers, and the Company has no related-party relationships with the borrowers.

The Company reported a net loss of $110,104 for the three months ended February 28, 2026, compared with a net loss of $204,999 for the same period of 2025, representing an improvement of $94,895, or 46.3%. The improvement was primarily attributable to revenue growth, improved gross profitability driven by lower vehicle repair and maintenance costs and reduced depreciation expense, and interest income earned on outstanding loans receivable, partially offset by higher general and administrative expenses associated with public company operations.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements, including, but not limited to: projections of earnings, revenue, or other financial items; statements regarding the adequacy, availability, and sources of capital; statements of the plans, strategies, and objectives of management for future operations; statements concerning proposed new services or developments; statements regarding future economic conditions or performance; statements of belief; and statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan,” “project,” “anticipate,” and other similar expressions. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties.

Factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, among others, the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025, as well as in the Company’s subsequent filings with the Securities and Exchange Commission.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. The Company’s future financial condition and results of operations are subject to change and to inherent risks and uncertainties. Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

The information included in this release should be read in conjunction with the Company’s unaudited condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the quarter ended February 28, 2026.

For more information, please contact:

Elite Express Holding Inc.

Investor Relations

(949) 758-0650
ir@eliteexpressholding.com

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653

ELITE EXPRESS HOLDING INC. & ITS SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	February 28,
	2026	2025
REVENUE	$805,298	$692,143

COST OF REVENUE
Cost of service	91,255	70,159
Cost of labor	386,961	390,808
Depreciation and amortization	16,528	62,168
Fuel	105,109	107,913
Maintenance and repairs	48,080	93,502
Total cost of revenue	647,933	724,550

GROSS PROFIT (LOSS)	157,365	(32,407)

OPERATING EXPENSES
General and administrative expenses	464,606	283,619
Total operating expenses	464,606	283,619

LOSS FROM OPERATIONS	(307,241)	(316,026)

OTHER INCOME
Interest income, net	198,737	—
Other income, net	—	4,729
Total other income, net	198,737	4,729

LOSS BEFORE INCOME TAX PROVISION (BENEFIT)	(108,504)	(311,297)

Income tax expense (benefit)	1,600	(106,298)

NET LOSS	$(110,104)	$(204,999)

Loss per common share - basic and diluted	$(0.01)	$(0.02)
Weighted average shares - basic and diluted	16,716,672	16,916,667

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653

ELITE EXPRESS HOLDING INC. & ITS SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of February 28,	As of November 30,
	2026	2025
	(UNAUDITED)	(AUDITED)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$68,065	$1,308,529
Accounts receivable	84,411	72,582
Loans receivable	9,949,811	9,999,811
Prepaid D&O insurance	66,894	102,443
Prepaid expenses and other current assets	1,868,232	898,191
TOTAL CURRENT ASSETS	12,037,413	12,381,556
TOTAL ASSETS	$13,350,768	$13,705,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
TOTAL CURRENT LIABILITIES	269,005	513,155
TOTAL LIABILITIES	269,005	513,155

TOTAL STOCKHOLDERS’ EQUITY	13,081,763	13,191,867

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,350,768	$13,705,022

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653

ELITE EXPRESS HOLDING INC. & ITS SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	February 28,
	2026	2025
Cash flows from operating activities:
Net loss	$(110,104)	$(204,999)
Net cash used in operating activities	(1,248,639)	(297,091)

Cash flows from investing activities:
Net cash provided by investing activities	43,582	—

Cash flows from financing activities:
Net cash provided by (used in) financing activities	(35,407)	295,000

Net decrease in cash	(1,240,464)	(2,091)
Cash, beginning of period	1,308,529	170,157
Cash, end of period	$68,065	$168,066

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite #600

Laguna Hills, CA 92653